                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 27, 2002, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2001, and related schedule, which reports are included in the December 31, 2001 annual report on Form 10-K of Bowater Incorporated:


                                                                                           Filing Date or
Form S-1                                                                                   Last Amendment
--------                                                                                   --------------
No. 33-2444         -    Dividend Reinvestment and Stock Purchase Plan of Bowater
                         Incorporated                                                         12/27/85

Form S-3
--------
No. 333-57839       -    Bowater Incorporated common stock offered in exchange for
                         Exchangeable shares of Bowater Canada Inc.                            6/26/98

No. 333-62348       -    Bowater Incorporated common stock offered in exchange for
                         Exchangeable shares of Bowater Canada Inc.                            9/20/01

Form S-4
--------
No. 333-74870       -    Exchange offer of Bowater Canada Finance Corporation 7.95% notes
                         due 2011                                                             12/10/01

Form S-8
--------
No. 33-16277       -     Bowater Southern Hourly Employees' Profit-Sharing Plan                8/25/87

No. 33-25166       -     Bowater Incorporated 1988 Stock Incentive Plan                       10/27/88

No. 33-50152       -     Bowater Incorporated 1992 Stock Incentive Plan                        7/28/92

No. 33-61219        -    The Deferred Compensation Plan for Outside Directors of Bowater
                         Incorporated                                                          7/21/95

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Page 2

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

No. 333-02989       -    Bowater Incorporated/Carolina Division Hourly
                         Employees' Savings Plan                                               4/30/96

No. 333-41473       -    Bowater Incorporated 1997 Stock Option Plan                           12/4/97

No. 333-61228       -    Bowater Incorporated Salaried Employees' Savings Plan                 5/18/01

No. 333-61232       -    Bowater Incorporated/Coated Papers and Pulp Division Hourly
                         Employees' Savings Plan                                               5/18/01

No. 333-61230       -    Bowater Incorporated Savings Plan for Certain Hourly Employees        5/18/01

No. 333-61236       -    Bowater Incorporated 2000 Stock Option Plan                           5/18/01



/s/ KPMG LLP
Atlanta, Georgia
March 18, 2002